Exhibit 99.1

Abundia Global Impact Group, Inc. Anticipates Increased Revenue Generation Opportunity Through Expansion of Technology Rights Under Alterra License Agreement

Authorizes Abundia to develop two additional plastics recycling sites in the United States

HOUSTON, TX – December 15, 2025 – Abundia Global Impact Group, Inc. (NYSE American: AGIG) (“Abundia” or the “Company”), today announces that it has secured additional rights to Alterra Energy’s (“Alterra”) Advanced Recycling technology to develop and operate two more plastics recycling sites in the United States.

“This has greatly expanded Abundia’s opportunity in the U.S.,” stated Ed Gillespie, Abundia’s Chief Executive Officer. “With each additional site, we have the potential to convert up to 160,000 tons of waste plastic per year to approximately 105,000 tons of high-value renewable fuel and chemical product. At today’s prices, this amount of product has the potential to generate over $200 million in revenue annually per site. The additional U.S. sites support Abundia in its quest to become one of the largest producers of renewable fuels and chemicals globally.”

In 2021, Abundia and Alterra entered into a definitive Technology License and Services Agreement, under which Alterra granted Abundia a license to Alterra’s liquefaction technology, to design, build, operate and maintain a plant and related processes at designated sites to transform discarded plastic into renewable hydrocarbons. The original license granted rights to Abundia to operate four sites in Europe and the UK, and one site in the U.S. In the updated agreement, Abundia has secured the rights to two additional sites in the U.S., with potential capacity of up to an additional 320,000 tons per year of waste plastic in the United States. This positive development reinforces the shared commitment between Alterra and Abundia to accelerating discarded plastic solutions in the United States and underscores the country’s central role in their joint growth strategy.

“This milestone highlights the strength of Alterra’s technology and our shared long-term vision with Abundia. By advancing this collaboration, we are accelerating replacement of fossil feedstocks in the US,” stated Valerio Coppini, Alterra’s Chief Commercial Officer. “Together, we are setting a higher standard for technology performance and delivery within the industry. The deepening of our partnership signals strong market trust, and we are excited to shape the next phase of circular solutions with Abundia.”

About Abundia Global Impact Group, Inc.

Abundia Global Impact Group, Inc. (NYSE American: AGIG), formerly Houston American Energy Corp., is a low-carbon energy company focused on converting waste into value. Headquartered in Houston, Texas, we are developing commercial-scale facilities that transform waste plastics and biomass into drop-in fuels and low-carbon chemical feedstocks. Our flagship project at Cedar Port positions Abundia at the center of the Gulf Coast’s energy and chemical infrastructure, with access to feedstock supply chains, upgrading partners, and end markets.

For more information, please visit www.abundiaimpact.com.

About Alterra Energy

Alterra is the developer, operator, and licensor of its thermochemical liquefaction process technology that renews discarded plastic back into its original building blocks, thus minimizing reliance on new, fossil-derived materials for the manufacturing of new plastic products. Our Akron, OH plastics circularity facility is the only full-scale, continuous plant of its kind. Through the global deployment of our technology, we are Solving Plastic Pollution®. Read more: https://alterra360.com/.

Forward-Looking Statements

This press release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information generally is accompanied by words such as “believe,” “may,” “will,” “could,” “intend,” “expect,” “plan,” “predict,” “potential” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this press release includes, but is not limited to, statements about the Company’s ability to comply with the terms and conditions as set forth in the License Agreement and the Company’s ability to successfully produce renewable fuels and chemicals. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to: (i) risks and uncertainties impacting the Company’s business including, risks related to its current liquidity position and the need to obtain additional financing to support ongoing operations, the Company’s ability to continue as a going concern, the Company’s ability to maintain the listing of its common stock on NYSE American, the Company’s ability to predict its rate of growth, and (ii) other risks as set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are beyond the control of the Company.

With respect to the forward-looking information contained in this news release, the Company has made numerous assumptions. While the Company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing the Company’s business is disclosed in our Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

Investors:

CORE IR

IR@abundiaglobalimpactgroup.com